Owens & Minor Reports 1st Quarter Financial Results
•    Q1 year-over-year revenue growth of 10%
•    Record Q1 GAAP EPS of $0.98 and Adjusted EPS of $1.57
•    Raises 2021 Adjusted Net Income per share guidance to $3.75 - $4.25

RICHMOND, VA – May 5, 2021 – Owens & Minor, Inc. (NYSE-OMI) today reported financial results for the first quarter of 2021, as summarized in the table below.

“We're pleased to deliver another quarter of excellent growth on the top and bottom line as we continue to execute on the Owens & Minor business blueprint. Our first quarter results reflect strong operational execution across the company, powered by continued strength in global products and favorable market dynamics including an uptick in elective procedures in March,” said Edward A. Pesicka, President & Chief Executive Officer of Owens & Minor. “We also recapitalized our debt structure, thereby improving our strategic and operational flexibility.”

Pesicka added, “We have raised our full-year guidance range for adjusted net income to $3.75 to $4.25 per share. The increased guidance is in light of the strong first quarter performance, our favorable outlook around elective procedures, and improved line of sight toward PPE demand into the third quarter.”

Financial Summary*
($ in millions, except per share data)	1Q21	1Q20

Revenue	$2,327	$2,123

Operating Income, GAAP**	$146.7	$10.8
Adj. Operating Income, Non-GAAP**	$162.7	$27.4

Income (Loss) from continuing operations, GAAP**	$69.6	($8.9)

Adj. Net Income, Non-GAAP**	$111.5	$2.4
Adj. EBITDA, Non-GAAP**	$175.6	$40.6

Income (Loss) from continuing operations per share, GAAP**	$0.98	($0.15)
Adj. Net income per share, Non-GAAP**	$1.57	$0.04

* Adjusted net income and Adjusted net income per share relate to continuing operations.
** Reconciliations of the differences between the non-GAAP financial measures presented in this release and their most directly comparable GAAP financial measures are included in the tables below.
** 1Q21 Adjusted EPS favorably impacted by $0.06 of foreign currency translation compared to prior year.

1st Quarter 2021 Highlights

•    Significant increase in year-over-year first quarter earnings was driven by sales growth, market dynamics, product mix, and operating efficiencies
o    638 basis point gross margin expansion
o    $135 million increase in adjusted operating income
o    $9.7 million or 41% decrease in interest expense
o    Almost 40x increase in adjusted net income per share

•    Revenue growth when compared to prior year was driven by increased demand for PPE, cost pass-through in gloves, along with strong performance in our Byram Patient Direct business, which was partially offset by fewer elective procedures and one less selling day

•    Balance Sheet and Cash Flow
o    Total debt dropped below $1 billion for the first time since 2018, and represented a sequential reduction of $44 million in the first quarter

o    Successfully issued $500 million senior unsecured notes due in 2029, extending debt maturities and improving liquidity. Proceeds of the issue were used to retire higher-cost and shorter-dated debt.

o    Entered into a new 5-year, $300 million revolving credit facility, and a newly amended three-year $450 million accounts receivable securitization facility

o    Generated $25 million of operating cash flow in the first quarter, as a result of increased earnings, partially offset by working capital investments

Financial Outlook
The Company expects adjusted net income for 2021 to be in a range of $3.75 to $4.25 per share and Adjusted EBITDA in the range of $450 million to $500 million, based on the key assumptions below:

•    Continued favorable outlook around elective procedures for the remainder of the year
•    Improved line of sight for PPE sales into the third quarter
•    Reduction in interest expense as a result of recapitalized debt structure with lower base rates

Although the Company does provide guidance for adjusted net income per share and Adjusted EBITDA (which are non-GAAP financial measures), it is not able to forecast the most directly comparable measures calculated and presented in accordance with GAAP without unreasonable effort. Certain elements of the composition of the GAAP amounts are not predictable, making it impracticable for the Company to forecast. Such elements include, but are not limited to restructuring and acquisition charges. As a result, no GAAP guidance or reconciliation of the Company’s adjusted net income per share guidance or Adjusted EBITDA guidance is provided. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a potentially significant impact on its future GAAP financial results. The outlook is based on certain assumptions that are subject to the risk factors discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”).

Dividend Information
The Board of Directors approved a second quarter 2021 dividend payment of $0.0025 per share, payable on June 30, 2021, to shareholders of record as of June 15, 2021.

Investor Day
The Company will hold an Investor Day on Wednesday, May 26, 2021 from 10:00 a.m. EDT to 1:00 p.m. EDT via live webcast. The Owens & Minor leadership team will provide an in-depth review of the Company’s strategy and future growth targets. Investors and analysts will have the opportunity to participate in the live Q&A session with the leadership team. Participants are advised to register in advance to access the live webcast at https://owens-minor-investorday.com/
The event will be webcast live and archived on the Company’s website. For questions, please contact investor.relations@owens-minor.com.

Investor Conference Call for 1st Quarter Financial Results
Owens & Minor executives will host a conference call at 8:00 a.m. EDT today, May 5, 2021, to discuss the results. Participants may access the call at 866-393-1604. The international dial-in number is 224-357-2191. A replay of the call will be available for one week by dialing 855-859-2056. The access code for the conference call, international dial-in and replay is 1692522. A webcast of the event will be available at www.owens-minor.com under the Investor Relations section.

Safe Harbor
This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the SEC's Fair Disclosure Regulation. This release contains certain ''forward-looking'' statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the statements in this release regarding our expectations with respect to our 2021 financial performance and related assumptions, as well as other statements related to the impact of COVID-19 on the Company’s results and operations and the Company’s expectations regarding the performance of its business and improvement of operational performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Investors should refer to Owens & Minor’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC including the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and subsequent annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with or furnished to the SEC, for a discussion of certain known risk factors that could cause the Company’s actual results to differ materially from its current estimates. These filings are available at www.owens-minor.com. Given these risks and uncertainties, Owens & Minor can give no assurance that any forward-looking statements will, in fact, transpire and, therefore, cautions investors not to place undue reliance on them. Owens & Minor specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

About Owens & Minor
Owens & Minor, Inc. (NYSE: OMI) is a global healthcare solutions company that incorporates product manufacturing, distribution support and innovative technology services to deliver significant and sustained value across the breadth of the industry – from acute care to patients in their home. Aligned to its Mission of Empowering Our Customers to Advance HealthcareTM, more than 15,000 global teammates serve over 4,000 healthcare industry customers. A vertically-integrated, predominantly Americas-based footprint enables Owens & Minor to reliably supply its self-manufactured surgical and PPE products. This seamless value chain integrates with a portfolio of products representing 1,200 branded suppliers. Operating continuously since 1882 from its headquarters in Richmond, Virginia, Owens & Minor has grown into a FORTUNE 500 company with operations located across North America, Asia, Europe and Latin America. For more information about Owens & Minor, visit owens-minor.com, follow @Owens_Minor on Twitter and connect on LinkedIn at www.linkedin.com/company/owens-&-minor.

Contact
Chandrika Nigam, Director, Investor Relations, Investor.Relations@owens-minor.com, 804-723-7556

SOURCE: Owens & Minor

Owens & Minor, Inc.
Consolidated Statements of Operations (unaudited)
(dollars in thousands, except per share data)

	Three Months Ended March 31,
	2021	2020
Net revenue	$2,326,534	$2,122,693
Cost of goods sold	1,883,783	1,854,134
Gross margin	442,751	268,559
Distribution, selling and administrative expenses	292,701	254,048
Acquisition-related and exit and realignment charges	5,963	6,064
Other operating income, net	(2,605)	(2,309)
Operating income	146,692	10,756
Interest expense, net	13,672	23,342
Loss on extinguishment of debt	40,433	4,127
Other expense, net	569	719
Income (loss) from continuing operations before income taxes	92,018	(17,432)
Income tax provision (benefit)	22,429	(8,523)
Income (loss) from continuing operations, net of tax	69,589	(8,909)
Loss from discontinued operations, net of tax	—	(2,415)
Net income (loss)	$69,589	$(11,324)

Income (loss) from continuing operations per common share: basic and diluted	$0.98	$(0.15)
Loss from discontinued operations per common share: basic and diluted	—	(0.04)
Net income (loss) per common share: basic and diluted	$0.98	$(0.19)

Owens & Minor, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(dollars in thousands)

	March 31,	December 31,
	2021	2020
Assets
Current assets
Cash and cash equivalents	$54,455	$83,058
Accounts receivable, net of allowances of $21,231 and $19,087	736,176	700,792
Merchandise inventories	1,322,897	1,233,751
Other current assets	93,208	118,264
Total current assets	2,206,736	2,135,865
Property and equipment, net of accumulated depreciation of $292,568 and $284,126	307,852	315,662
Operating lease assets	155,152	144,755
Goodwill	391,349	394,086
Intangible assets, net	232,009	243,351
Other assets, net	97,723	101,920
Total assets	$3,390,821	$3,335,639
Liabilities and equity
Current liabilities
Accounts payable	$1,021,761	$1,000,186
Accrued payroll and related liabilities	64,661	109,447
Other current liabilities	250,875	236,094
Total current liabilities	1,337,297	1,345,727
Long-term debt, excluding current portion	981,342	986,018
Operating lease liabilities, excluding current portion	130,565	119,932
Deferred income taxes	51,476	50,641
Other liabilities	103,880	121,267
Total liabilities	2,604,560	2,623,585
Total equity	786,261	712,054
Total liabilities and equity	$3,390,821	$3,335,639

Owens & Minor, Inc.
Consolidated Statements of Cash Flows (unaudited)
(dollars in thousands)

	Three Months Ended March 31,
	2021	2020
Operating activities:
Net income (loss)	$69,589	$(11,324)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	22,900	23,913
Share-based compensation expense	5,182	3,941
Impairment charges	—	9,080
Loss on extinguishment of debt	40,433	4,127
Provision for losses on accounts receivable	8,462	5,213
Deferred income tax (benefit) expense	(5,865)	6,348
Changes in operating lease right-of-use assets and lease liabilities	448	(714)
Changes in operating assets and liabilities:
Accounts receivable	(45,919)	(7,942)
Merchandise inventories	(89,393)	39,340
Accounts payable	18,742	98,743
Net change in other assets and liabilities	(1,666)	(77,178)
Other, net	2,510	(93)
Cash provided by operating activities	25,423	93,454
Investing activities:
Additions to property and equipment	(5,048)	(4,771)
Additions to computer software	(1,575)	(942)
Proceeds from sale of property and equipment	4	33
Cash used for investing activities	(6,619)	(5,680)
Financing activities:
Proceeds from issuance of debt	574,900	150,000
Repayments under revolving credit facility	(96,500)	(6,200)
Repayments of debt	(523,140)	(166,798)
Financing costs paid	(11,700)	(5,785)
Cash dividends paid	(181)	(155)
Payment for termination of interest rate swaps	(15,434)	—
Other, net	(8,339)	(2,468)
Cash used for financing activities	(80,394)	(31,406)
Effect of exchange rate changes on cash and cash equivalents	(2,139)	(62)
Net (decrease) increase in cash, cash equivalents and restricted cash	(63,729)	56,306
Cash, cash equivalents and restricted cash at beginning of period	134,506	84,687
Cash, cash equivalents and restricted cash at end of period (1)	$70,777	$140,993
Supplemental disclosure of cash flow information:
Income taxes paid, net of refunds	$898	$2,695
Interest paid	$10,255	$21,431
(1) Restricted cash as of March 31, 2021 represents $16.3 million held in an escrow account as required by the Centers for Medicare & Medicaid Services (CMS) in conjunction with the Bundled Payments for Care Improvement (BPCI) Advanced Program.

Owens & Minor, Inc.
Summary Segment Information (unaudited)
(dollars in thousands)

	Three Months Ended March 31,
	2021		2020
		% of		% of
		consolidated		consolidated
	Amount	net revenue	Amount	net revenue
Net revenue:
Segment net revenue
Global Solutions	$1,849,509	79.49%	$1,847,593	87.04%
Global Products	658,750	28.31%	391,192	18.43%
Total segment net revenue	2,508,259		2,238,785
Inter-segment revenue
Global Products	(181,725)	(7.80)%	(116,092)	(5.47)%
Total inter-segment revenue	(181,725)		(116,092)
Consolidated net revenue	$2,326,534	100.00%	$2,122,693	100.00%

		% of segment		% of segment
Operating income:		net revenue		net revenue
Global Solutions	$8,892	0.48%	$7,691	0.42%
Global Products	163,587	24.83%	18,571	4.75%
Inter-segment eliminations	(9,798)		1,169
Intangible amortization	(10,026)		(10,611)
Acquisition-related and exit and realignment charges	(5,963)		(6,064)
Consolidated operating income	$146,692	6.31%	$10,756	0.51%

Depreciation and amortization:
Global Solutions	$9,839		$10,636
Global Products	13,061		13,277
Consolidated depreciation and amortization	$22,900		$23,913

Capital expenditures:
Global Solutions	$3,000		$1,032
Global Products	3,623		3,017
Discontinued operations	—		1,664
Consolidated capital expenditures	$6,623		$5,713

Owens & Minor, Inc.
Net Income (Loss) per Common Share (unaudited)
(dollars in thousands, except per share data)

	Three Months Ended March 31,
	2021	2020

Weighted average shares outstanding - basic	70,834	60,571
Dilutive shares	104	—
Weighted average shares outstanding - diluted	70,938	60,571

Income (loss) from continuing operations	$69,589	$(8,909)
Basic and diluted per share	$0.98	$(0.15)

Loss from discontinued operations	$—	$(2,415)
Basic and diluted per share	$—	$(0.04)

Net income (loss)	$69,589	$(11,324)
Basic and diluted per share	$0.98	$(0.19)

Owens & Minor, Inc.
GAAP/Non-GAAP Reconciliations (unaudited)
(dollars in thousands, except per share data)

The following table provides a reconciliation of reported operating income and income (loss) from continuing operations to non-GAAP measures used by management.

	Three Months Ended March 31,
	2021	2020
Operating income, as reported (GAAP)	$146,692	$10,756
Intangible amortization (1)	10,026	10,611
Acquisition-related and exit and realignment charges(2)	5,963	6,064
Operating income, adjusted (non-GAAP) (Adjusted Operating Income)	$162,681	$27,431
Operating income as a percent of net revenue (GAAP)	6.31%	0.51%
Adjusted operating income as a percent of net revenue (non-GAAP)	6.99%	1.29%

Income (loss) from continuing operations, as reported (GAAP)	$69,589	$(8,909)
Intangible amortization (1)	10,026	10,611
Income tax benefit (6)	(2,661)	(2,544)
Acquisition-related and exit and realignment charges(2)	5,963	6,064
Income tax benefit (6)	(1,583)	(1,250)
Loss on extinguishment of debt (3)	40,433	4,127
Income tax benefit (6)	(10,732)	(989)
Other (4)	569	577
Income tax benefit (6)	(151)	(138)
Tax adjustment (5)	—	(5,187)
Income from continuing operations, adjusted (non-GAAP) (Adjusted Net Income)	$111,453	$2,362

Income (loss) from continuing operations per diluted common share, as reported (GAAP)	$0.98	$(0.15)
Intangible amortization (1)	0.10	0.14
Acquisition-related and exit and realignment charges(2)	0.06	0.08
Loss on extinguishment of debt (3)	0.42	0.05
Other (4)	0.01	0.01
Tax adjustment (5)	—	(0.09)
Income from continuing operations per diluted common share, adjusted (non-GAAP) (Adjusted EPS)	$1.57	$0.04

Owens & Minor, Inc.
GAAP/Non-GAAP Reconciliations (unaudited), continued
(dollars in thousands, except per share data)

The following table provides a reconciliation of net income (loss) to a non-GAAP measure used by management.

	Three Months Ended March 31,
	2021	2020
Net income (loss), as reported (GAAP)	$69,589	$(11,324)
Loss from discontinued operations, net of tax	—	2,415
Income tax provision (benefit)	22,429	(8,523)
Interest expense, net	13,672	23,342
Intangible amortization (1)	10,026	10,611
Other depreciation and amortization (7)	12,874	13,301
EBITDA (non-GAAP)	128,590	29,822
Acquisition-related and exit and realignment charges (2)	5,963	6,064
Loss on extinguishment of debt (3)	40,433	4,127
Other expense, net (4)	569	577
EBITDA, adjusted (non-GAAP) (Adjusted EBITDA)	$175,555	$40,590

Owens & Minor, Inc.
GAAP/Non-GAAP Reconciliations (unaudited), continued

The following items have been excluded in our non-GAAP financial measures:

(1) Intangible amortization includes amortization of intangible assets established during purchase accounting for business combinations. These amounts are highly dependent on the size and frequency of acquisitions and are being excluded to allow for a more consistent comparison with forecasted, current and historical results and the results of our peers.
(2) There were no acquisition-related charges for the three months ended March 31, 2021 compared to $4.2 million for the same period of 2020, which consisted primarily of transition costs for the Halyard acquisition. Exit and realignment charges were $6.0 million for the three months ended March 31, 2021 and consisted primarily of an increase in reserves associated with certain retained assets of Fusion5, IT restructuring charges and other costs related to the reorganization of the U.S. commercial, operations and executive teams. Exit and realignment charges were $1.8 million for the three months ended March 31, 2020 and consisted primarily of IT restructuring charges and other costs related to the reorganization of the U.S. commercial, operations and executive teams.
(3) Loss on extinguishment of debt for the three months ended March 31, 2021 includes the write-off of deferred financing costs and third party fees associated with the debt refinancing in March 2021 of $15.3 million and amounts reclassified from accumulated other comprehensive loss as a result of the termination of our interest rate swaps of $25.1 million. Loss on extinguishment of debt for the three months ended March 31, 2020 primarily includes the write-off of deferred financing costs and third party fees.
(4) Other includes interest costs and net actuarial losses related to our retirement plans.
(5) Includes a tax adjustment associated with the estimated benefits under the Tax Cuts and Jobs Act and the Coronavirus Aid, Relief, and Economic Security (CARES) Act.
(6) These charges have been tax effected in the preceding table by determining the income tax rate depending on the amount of charges incurred in different tax jurisdictions and the deductibility of those charges for income tax purposes.
(7) Other depreciation and amortization includes depreciation expense for property and equipment and amortization for capitalized computer software.

Use of Non-GAAP Measures

This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP").  In general, the measures exclude items and charges that (i) management does not believe reflect Owens & Minor, Inc.'s (the "Company") core business and relate more to strategic, multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends.  Management uses these non-GAAP financial measures internally to evaluate the Company's performance, evaluate the balance sheet, engage in financial and operational planning and determine incentive compensation.

Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on its financial and operating results and in comparing the Company's performance to that of its competitors.  However, the non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

The non-GAAP financial measures disclosed by the Company should not be considered substitutes for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.